Exhibit 10.10
IFTH ACQUISITION CORP.
STOCK OPTION AGREEMENT
THIS STOCK OPTION AGREEMENT (this “Agreement”) made as of                     , 2008 (the “Grant Date”) between IFTH Acquisition Corp., a Delaware Corporation (hereinafter called the “Company”), and                      (hereinafter called the “Optionee”), a Participant (as such term is defined in the Plan) under the Plan (as such term is defined below) of the Company.
WITNESSETH
WHEREAS, as of March 29, 2001, the 2001 Flexible Stock Option Plan, as amended (hereinafter called the “Plan”), was approved by the stockholders of the Company;
WHEREAS, the Plan is administered by the Stock Option and Compensation Committee of the Board of Directors (the “Committee”);
WHEREAS, the Committee has determined that, as an employee or director of the Company, the Optionee is eligible to receive a grant of an option under the Plan subject to the terms and conditions hereinafter contained;
NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee agree as follows:
1. Grant of Option. The Company, subject to the terms and conditions of this Agreement and the Plan, which are incorporated hereto by reference, hereby grants to the Optionee, effective                     , 20_____  (the “Grant Date”), the right to purchase from the Company at a price of $  per share (the “Exercise Price”) an aggregate of                                          (                    ) shares of Common Stock (the “Option”), purchasable as set forth in, and subject to the terms and conditions of, this Agreement.
The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2. Nontransferable. The Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee, only by the Optionee or by his/her guardian or legal representative.

3. Vesting and Exercisability of Option. The Optionee’s interest in the Option shall vest according to the schedule described in this Section 3 and shall be exercisable as to not more than the vested percentage of the shares subject to the Option at any point in time. To the extent the Option is either unexercisable or unexercised, the unexercised portion shall accumulate until the Option both becomes exercisable and is exercised, subject to the provisions of Section 4 of this Agreement. Except as otherwise provided in Section 4 below, the Option shall become vested according to the following schedule:

Date	Percentage Vested

Before the _ Anniversary of the Grant Date	0%

On or after the _ Anniversary of the Grant Date but before the _ Anniversary of the Grant Date	_____	%

On or after the _Anniversary of the Grant Date but before the _ Anniversary of the Grant Date	_____	%

On or after the _Anniversary of the Grant Date	_____	%
4. Term of Option. Except as otherwise provided in this Section 4, unless otherwise provided by the Committee, the Option shall expire and terminate and cease to be exercisable with respect to any shares of Common Stock at 5:00 p.m. on [ENTER 10TH ANNIVERSARY OF GRANT DATE]. However, the Option shall terminate prior to 5:00 p.m. on [ENTER 10TH ANNIVERSARY OF GRANT DATE], in the following circumstances, unless otherwise provided by the Committee:
(a) In the event that the Optionee’s employment or service as a director with the Company terminates for any reason other than for Cause (as defined below), death or disability (as such term is defined in Section 422(c)(6) of the Code, hereinafter “Disability”):
(1) the Option shall expire and terminate and cease to be exercisable at 5:00 p.m. on the last day of the three month (3-month) period that begins on the date of termination of Optionee’s employment or service as a director with the Company; and
(2) the Option shall only be exercisable during the 3–month period described above to the extent vested on the date of termination of employment or service as a director.
For purposes of this Agreement, “Cause” shall mean any of the following:
(A) the commission by the Optionee of any act taken by the Optionee in bad faith against the interests of the Company; or
(B) the Optionee’s conviction of, or plea of nolo contendere with respect to, any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company.

(b) In the event that the Optionee’s employment or service as a director with the Company is terminated by the Company for Cause:
(1) the Option, to the extent not yet vested and exercisable, shall expire and terminate at 5:00 p.m. on the last day of the Optionee’s employment or service as a director with the Company; and
(2) the Option, to the extent vested and exercisable but not yet exercised, shall expire and terminate and cease to be exercisable at 5:00 p.m. on the last day of the Optionee’s employment or service as a director with the Company.
(c) In the event that the Optionee’s employment or service as a director with the Company terminates due to death, Disability or if the Optionee dies within three (3) months after the termination of the Optionee’s employment or service as a director for a reason other than Cause:
(1) the Optionee or the Optionee’s estate or legal representative shall be able to exercise the Option as if such Optionee remained as an employee or director; and
(2) the Option shall only be exercisable during the period described above to the extent vested on the date of termination of employment or service as a director with the Company.
5. Exercise of Option. The Option may be exercised only by written notice to the Secretary of the Company as provided in paragraph 9 hereof. Such notice, shall state the election to exercise the Option, the manner of payment of the option price and the number of shares in respect of which it is being exercised and shall be signed by the Optionee. The certificate or certificates of the shares as to which the Option shall have been exercised will be registered only in the name of the person exercising the Option. In the event the option becomes exercisable by another person or persons upon the death of the Optionee, the notice of exercise shall be accompanied by appropriate proof of the right to exercise the Option. The Option may not be exercised at any one time as to fewer than 100 shares of Common Stock (or such number of shares as to which the Option is then exercisable if such number is less than 100).
6. Payment of Exercise Price. At the time of exercise of the Option and prior to the delivery of such shares, the Optionee shall pay in cash to the Company the aggregate option price of all shares purchased pursuant to an exercise of the Option. All payment shall be made by check payable to the order of the Company. The Optionee shall not have any of the rights of a stockholder of the Company with respect to the shares delivered upon any exercise of the Option unless and until certificates representing such shares shall have been delivered to the Optionee.

7. Compliance with Applicable Laws. The Optionee agrees that any resale of the shares received upon any exercise of the Option shall be made in compliance with the registration requirements of the Securities Act of 1933 as amended or an applicable exemption therefrom and to promptly provide the Company with such representations, certificates and other assurances of compliance with such registration requirements as the Company shall from time to time reasonably request. If the Optionee is an “affiliate” of the Company within the meaning of Rule 144 under such Act, the Optionee agrees that any resale of the shares received upon the exercise of the Option shall be made in compliance with the registration requirements of such Act or an applicable exemption therefrom, including without limitation the exemption provided by Rule 144.
8. Authority of Committee. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Optionee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.
9. Notices. Any notice to be given to the Company shall be addressed to the Chief Financial Officer of the Company, 1690 S. Congress Ave.; Suite 200; Delray Beach, FL 33445 and any notice to be given to the Optionee shall be addressed to him/her at his/her residence as it may appear on the records of the Company or at such other address as either party may hereafter designate in writing to the other.
10. Agreement Binding. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the business of the Company, but this Agreement shall not be assignable by the Optionee.
11. Withholding. The Company and the Optionee agree the Company shall, to the extent permitted or required by law, have the right to deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of this Option from any payment of any kind otherwise due to the Optionee.
12. Counterparts. This Agreement may be executed in any number of counterparts, which may be by facsimile, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year first written.

IFTH ACQUISITION CORP.

By:

[OPTIONEE], Optionee

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